Filed Pursuant to Rule 433
                                                         File No.: 333-129918-01


         Balance       Net Wac       Net Int      All Prin     Scheduled    Prepayment      Recovery          Loss        Neg Am
 0    1616095.73       7.14919             0             0             0             0             0             0             0
 1    1416061.22       7.14919       9628.15     200034.51       5034.51        195000             0             0             0
 2    1411609.35       7.14919       8436.41       4451.88       4451.88             0             0             0             0
 3    1407130.57       7.14919       8409.89       4478.77       4478.77             0             0             0             0
 4    1402624.74       7.14919        8383.2       4505.83       4505.83             0             0             0             0
 5    1398091.69       7.14919       8356.36       4533.05       4533.05             0             0             0             0
 6    1393531.25       7.14919       8329.35       4560.44       4560.44             0             0             0             0
 7    1388943.25       7.14919       8302.18       4587.99       4587.99             0             0             0             0
 8    1384327.54       7.14919       8274.85       4615.71       4615.71             0             0             0             0
 9    1379683.94       7.14919       8247.35        4643.6        4643.6             0             0             0             0
10    1375012.28       7.14919       8219.69       4671.65       4671.65             0             0             0             0
11     1370312.4       7.14919       8191.85       4699.88       4699.88             0             0             0             0
12    1170584.13       7.14919       8163.85     199728.27       4728.27        195000             0             0             0
13    1166506.55       7.14919       6973.94       4077.58       4077.58             0             0             0             0
14    1162404.33       7.14919       6949.65       4102.22       4102.22             0             0             0             0
15    1158277.33       7.14919       6925.21          4127          4127             0             0             0             0
16    1154125.39       7.14919       6900.62       4151.94       4151.94             0             0             0             0
17    1149948.37       7.14919       6875.88       4177.02       4177.02             0             0             0             0
18    1145746.11       7.14919          6851       4202.26       4202.26             0             0             0             0
19    1141518.46       7.14919       6825.96       4227.65       4227.65             0             0             0             0
20    1137265.27       7.14919       6800.78       4253.19       4253.19             0             0             0             0
21    1132986.39       7.14919       6775.44       4278.88       4278.88             0             0             0             0
22    1128681.65       7.14919       6749.95       4304.74       4304.74             0             0             0             0
23    1124350.91       7.14919        6724.3       4330.74       4330.74             0             0             0             0
24        924994       7.14919        6698.5     199356.91       4356.91        195000             0             0             0
25     921373.93       7.14919        5510.8       3620.08       3620.08             0             0             0             0
26     917731.98       7.14919       5489.23       3641.95       3641.95             0             0             0             0
27     914068.03       7.14919       5467.53       3663.95       3663.95             0             0             0             0
28     910381.94       7.14919       5445.71       3686.09       3686.09             0             0             0             0
29     906673.58       7.14919       5423.74       3708.36       3708.36             0             0             0             0
30     902942.82       7.14919       5401.65       3730.76       3730.76             0             0             0             0
31     899189.52       7.14919       5379.42        3753.3        3753.3             0             0             0             0
32     895413.54       7.14919       5357.06       3775.98       3775.98             0             0             0             0
33     891614.75       7.14919       5334.57       3798.79       3798.79             0             0             0             0
34     887793.01       7.14919       5311.94       3821.74       3821.74             0             0             0             0
35             0       7.14919       5289.17     887793.01     887793.01             0             0             0             0




      Strip Rate      Passthru       Penalty            YM         TotCF     ZeroFloor     SpecIndex
 0             0       7.14919             0             0             0             0             0
 1             0       7.14919             0             0     209662.65       9628.15       9628.15
 2             0       7.14919             0             0      12888.28       8436.41       8436.41
 3             0       7.14919             0             0      12888.66       8409.89       8409.89
 4             0       7.14919             0             0      12889.03        8383.2        8383.2
 5             0       7.14919             0             0      12889.41       8356.36       8356.36
 6             0       7.14919             0             0      12889.79       8329.35       8329.35
 7             0       7.14919             0             0      12890.18       8302.18       8302.18
 8             0       7.14919             0             0      12890.56       8274.85       8274.85
 9             0       7.14919             0             0      12890.95       8247.35       8247.35
10             0       7.14919             0             0      12891.34       8219.69       8219.69
11             0       7.14919             0             0      12891.73       8191.85       8191.85
12             0       7.14919             0             0     207892.13       8163.85       8163.85
13             0       7.14919             0             0      11051.52       6973.94       6973.94
14             0       7.14919             0             0      11051.87       6949.65       6949.65
15             0       7.14919             0             0      11052.21       6925.21       6925.21
16             0       7.14919             0             0      11052.56       6900.62       6900.62
17             0       7.14919             0             0      11052.91       6875.88       6875.88
18             0       7.14919             0             0      11053.26          6851          6851
19             0       7.14919             0             0      11053.61       6825.96       6825.96
20             0       7.14919             0             0      11053.97       6800.78       6800.78
21             0       7.14919             0             0      11054.32       6775.44       6775.44
22             0       7.14919             0             0      11054.68       6749.95       6749.95
23             0       7.14919             0             0      11055.04        6724.3        6724.3
24             0       7.14919             0             0     206055.41        6698.5        6698.5
25             0       7.14919             0             0       9130.87        5510.8        5510.8
26             0       7.14919             0             0       9131.18       5489.23       5489.23
27             0       7.14919             0             0       9131.48       5467.53       5467.53
28             0       7.14919             0             0       9131.79       5445.71       5445.71
29             0       7.14919             0             0        9132.1       5423.74       5423.74
30             0       7.14919             0             0       9132.41       5401.65       5401.65
31             0       7.14919             0             0       9132.73       5379.42       5379.42
32             0       7.14919             0             0       9133.04       5357.06       5357.06
33             0       7.14919             0             0       9133.36       5334.57       5334.57
34             0       7.14919             0             0       9133.68       5311.94       5311.94
35             0       7.14919             0             0     893082.18       5289.17       5289.17


You have requested that Credit Suisse Securities (USA) LLC, GMAC Commercial Holding Capital Markets Corp., KeyBanc Capital Markets, a Division of McDonald Investments Inc. and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-910-2732 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.


         Balance       Net Wac       Net Int      All Prin     Scheduled    Prepayment      Recovery          Loss        Neg Am
 0    1616095.73       7.14919            0              0             0             0             0             0             0
 1             0       7.14919      9628.15     1616095.73       5034.51    1611061.22             0             0             0
 2             0       7.14919            0              0             0             0             0             0             0
 3             0       7.14919            0              0             0             0             0             0             0
 4             0       7.14919            0              0             0             0             0             0             0
 5             0       7.14919            0              0             0             0             0             0             0
 6             0       7.14919            0              0             0             0             0             0             0
 7             0       7.14919            0              0             0             0             0             0             0
 8             0       7.14919            0              0             0             0             0             0             0
 9             0       7.14919            0              0             0             0             0             0             0
10             0       7.14919            0              0             0             0             0             0             0
11             0       7.14919            0              0             0             0             0             0             0
12             0       7.14919            0              0             0             0             0             0             0
13             0       7.14919            0              0             0             0             0             0             0
14             0       7.14919            0              0             0             0             0             0             0
15             0       7.14919            0              0             0             0             0             0             0
16             0       7.14919            0              0             0             0             0             0             0
17             0       7.14919            0              0             0             0             0             0             0
18             0       7.14919            0              0             0             0             0             0             0
19             0       7.14919            0              0             0             0             0             0             0
20             0       7.14919            0              0             0             0             0             0             0
21             0       7.14919            0              0             0             0             0             0             0
22             0       7.14919            0              0             0             0             0             0             0
23             0       7.14919            0              0             0             0             0             0             0
24             0       7.14919            0              0             0             0             0             0             0
25             0       7.14919            0              0             0             0             0             0             0
26             0       7.14919            0              0             0             0             0             0             0
27             0       7.14919            0              0             0             0             0             0             0
28             0       7.14919            0              0             0             0             0             0             0
29             0       7.14919            0              0             0             0             0             0             0
30             0       7.14919            0              0             0             0             0             0             0
31             0       7.14919            0              0             0             0             0             0             0
32             0       7.14919            0              0             0             0             0             0             0
33             0       7.14919            0              0             0             0             0             0             0
34             0       7.14919            0              0             0             0             0             0             0
35             0       7.14919            0              0             0             0             0             0             0






      Strip Rate      Passthru       Penalty            YM         TotCF     ZeroFloor     SpecIndex
 0             0       7.14919             0             0             0             0             0
 1             0       7.14919             0      91468.65    1717192.52       9628.15       9628.15
 2             0       7.14919             0             0             0             0             0
 3             0       7.14919             0             0             0             0             0
 4             0       7.14919             0             0             0             0             0
 5             0       7.14919             0             0             0             0             0
 6             0       7.14919             0             0             0             0             0
 7             0       7.14919             0             0             0             0             0
 8             0       7.14919             0             0             0             0             0
 9             0       7.14919             0             0             0             0             0
10             0       7.14919             0             0             0             0             0
11             0       7.14919             0             0             0             0             0
12             0       7.14919             0             0             0             0             0
13             0       7.14919             0             0             0             0             0
14             0       7.14919             0             0             0             0             0
15             0       7.14919             0             0             0             0             0
16             0       7.14919             0             0             0             0             0
17             0       7.14919             0             0             0             0             0
18             0       7.14919             0             0             0             0             0
19             0       7.14919             0             0             0             0             0
20             0       7.14919             0             0             0             0             0
21             0       7.14919             0             0             0             0             0
22             0       7.14919             0             0             0             0             0
23             0       7.14919             0             0             0             0             0
24             0       7.14919             0             0             0             0             0
25             0       7.14919             0             0             0             0             0
26             0       7.14919             0             0             0             0             0
27             0       7.14919             0             0             0             0             0
28             0       7.14919             0             0             0             0             0
29             0       7.14919             0             0             0             0             0
30             0       7.14919             0             0             0             0             0
31             0       7.14919             0             0             0             0             0
32             0       7.14919             0             0             0             0             0
33             0       7.14919             0             0             0             0             0
34             0       7.14919             0             0             0             0             0
35             0       7.14919             0             0             0             0             0


You have requested that Credit Suisse Securities (USA) LLC, GMAC Commercial Holding Capital Markets Corp., KeyBanc Capital Markets, a Division of McDonald Investments Inc. and Banc of America Securities LLC (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. This free writing prospectus is being provided to you in response to your specific request. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-910-2732 or by email to the following address: barry.polen@credit-suisse.com. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supercedes all prior information regarding such assets. All information in this term sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superceded by the information contained in any subsequent materials delivered to you by or on behalf of the Underwriters.

The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.